Exhibit 99.1

NEWS RELEASE

  CONTACT: Phil Franklin,

Executive Vice President and CFO (773) 628-0810

LITTELFUSE REPORTS FOURTH QUARTER AND FULL YEAR RESULTS

Fourth Quarter Sales and Earnings at the High End of Guidance

CHICAGO, February 2, 2016 – Littelfuse, Inc. (NASDAQ:LFUS) today reported financial results for the fourth quarter and full year ended January 2, 2016.

Fourth Quarter Highlights

●

Sales for the fourth quarter of 2015 were $220.0 million, which was 6% growth over the prior-year quarter. Excluding currency effects, sales increased 10% compared to the prior-year quarter due to continued strong growth in the automotive segment and continued improvement in the electrical segment.

●

GAAP earnings for the fourth quarter of 2015 were $1.00 per diluted share. This included $5.7 million of special charges primarily related to transaction and integration planning costs for the pending acquisition of TE Connectivity’s circuit protection devices (“CPD”) business and the transfer of reed switch production to the Philippines. Excluding these special items, adjusted earnings for the fourth quarter of 2015 were $1.21 per diluted share, representing a 19% increase over the prior-year quarter.

●

The fourth quarter of 2015 included an extra week (14 weeks rather than 13). The impact of the extra week was approximately $9 million in revenue and $0.02 cents per diluted share, which was consistent with the fourth quarter guidance.

●	Highlights by segment included:

o

Electronics sales grew 2% year over year (4% excluding currency effects) as growth in passive and semiconductor products was partially offset by lower sensor sales due to capacity constraints related to the Philippines transfer.

o	Automotive sales increased 10% year over year (16% excluding currency effects) reflecting strong growth across all three geographies.

o	Electrical sales increased 12% year over year (17% excluding currency effects) due to strong growth in the core fuse business and continued recovery in custom products.

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●	The electronics book-to-bill ratio for the fourth quarter of 2015 was 1.00.

●	As announced in November, the company signed a definitive agreement to acquire the CPD business of TE Connectivity and is on track to close the acquisition by the end of the first quarter of 2016.

Full Year 2015 Highlights

●	Sales for full year of 2015 were $867.9 million, which was 2% growth over the prior year and a 6% increase excluding currency effects.

●	GAAP earnings for the full year 2015 were $3.63 per diluted share. Adjusted earnings per diluted share were $5.05, which was 6% growth over the prior year.

●

Cash provided by operating activities was $166 million for the full year 2015 compared to $153 million in the prior year. Capital expenditures were $44 million for the year compared to $32 million in 2014. The increased capital spending in 2015 was primarily due to capacity expansion for new automotive programs and the Philippines manufacturing transfer.

“This was without question a challenging year, with substantial macroeconomic headwinds and volatility in currency and commodity markets,” said Gordon Hunter, chief executive officer. "Despite these challenges, our teams executed well across many fronts and delivered record performance for sales, adjusted earnings and cash flow. This strong 2015 performance, coupled with the pending acquisition of the CPD business, puts us on track with the five-year growth target we set at the end of 2012.”

Outlook

All comments below relate to the company’s existing businesses and do not include any effects from the pending CPD acquisition.

“We head into 2016 with good momentum and the groundwork laid for substantial margin improvement,” said Phil Franklin, chief financial officer. “Despite concerns about the global economy and weakness in some of our end markets, we believe we can grow revenue in the low to mid single digits in 2016. Assuming modest top-line growth, we believe we can expand our operating margin by approximately 150 basis points compared to 2015 as we benefit from completion of our footprint consolidation projects, further progress on automotive sensor profitability initiatives and continued gains in manufacturing performance.”

●

Sales for the first quarter of 2016 are expected to be in the range of $213 to $223 million, which represents 4% revenue growth over the prior quarter at the midpoint (6% growth excluding currency effects).

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●	Earnings for the first quarter of 2016 are expected to be in the range of $1.21 to $1.35 per diluted share, excluding special items.

●	The 2016 full year tax rate is expected to be approximately 22%.

●	Capital expenditures for the full year 2016 are expected to be in the range of $40 to $45 million.

Dividend

The company will pay a cash dividend of $0.29 per common share on March 10, 2016 to shareholders of record at the close of business on February 25, 2016.

Conference Call and Webcast Information

Littelfuse will host a conference call today, Tuesday, February 2, 2016, at 10:00 a.m. Central / 11:00 a.m. Eastern time to discuss the fourth quarter and full year 2015 results. The call will be broadcast live over the Internet and can be accessed through the company’s website: www.littelfuse.com. Listeners should go to the website at least 15 minutes prior to the call to download and install any necessary audio software. The call will be available for replay through March 31, 2016 on the company’s website.

About Littelfuse

Founded in 1927, Littelfuse is the world leader in circuit protection with growing global platforms in power control and sensing. The company serves customers in the electronics, automotive and industrial markets with technologies including fuses, semiconductors, polymers, ceramics, relays and sensors. Littelfuse has over 8,000 employees in more than 35 locations throughout the Americas, Europe and Asia.  For more information, please visit the Littelfuse website: www.littelfuse.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.

The statements in this press release that are not historical facts are intended to constitute “forward-looking statements” entitled to the safe-harbor provisions of the PSLRA. These statements may involve risks and uncertainties, including, but not limited to, risks relating to product demand and market acceptance, economic conditions, the impact of competitive products and pricing, product quality problems or product recalls, capacity and supply difficulties or constraints, coal mining exposures reserves, failure of an indemnification for environmental liability, exchange rate fluctuations, commodity price fluctuations, the effect of the company’s accounting policies, labor disputes, restructuring costs in excess of expectations, pension plan asset returns less than assumed, integration of acquisitions and other risks which may be detailed in the company’s other Securities and Exchange Commission filings. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated or implied in the forward-looking statements. This report should be read in conjunction with information provided in the financial statements appearing in the company’s Annual Report on Form 10-K for the year ended December 27, 2014. For a further discussion of the risk factors of the company, please see Item 1A. “Risk Factors” to the company’s Annual Report on Form 10-K for the year ended December 27, 2014.

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LITTELFUSE, INC.

Net Sales and Operating Income by Business Segment

(In thousands of USD, unaudited)

	Fourth Quarter			Year-to-Date
	2015	2014	% Change	2015	2014	% Change

Net Sales
Electronics	$97,948	$96,339	2%	$405,497	$410,065	(1% )
Automotive	88,493	80,332	10%	339,957	325,415	4%
Industrial	33,579	29,949	12%	122,410	116,515	5%

Total net sales	$220,020	$206,620	6%	$867,864	$851,995	2%

	Fourth Quarter			Year-to-Date
	2015	2014	% Change	2015	2014	% Change

Operating Income/(Expense)
Electronics	$16,439	$16,176	2%	$78,194	$86,981	(10%	)
Automotive	13,963	9,928	41%	53,086	45,086	18%
Industrial	4,874	3,133	56%	18,094	10,674	70%
Other (1)	(5,422)	(2,846)	91%	(45,217)	(8,911)	407%

Total operating income	$29,854	$26,391	13%	$104,157	$133,830	(22%	)

Interest expense	1,070	1,167		4,091	4,903
Foreign exchange (gain) loss	259	1,903		(1,465)	3,925
Other (income) expense, net	(1,659)	(1,751)		(5,417)	(6,644)

Income before taxes	$30,184	$25,072	20%	$106,948	$131,646	(19%	)

(1) "Other" includes special items such as acquisition-related costs, restructuring costs, gains and losses on asset sales and the U.S. Pension wind-up. (See Supplemental Financial Information for details on page 8.)

LITTELFUSE, INC.

Condensed Consolidated Balance Sheets

(In thousands of USD, except share amounts)

	January 2, 2016	December 27, 2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$328,786	$297,571
Short-term investments	4,179	4,302
Accounts receivable, less allowances	142,882	135,356
Inventories	98,629	97,391
Prepaid expenses and other current assets	8,959	13,904
Assets held for sale	-	5,500
Total current assets	583,435	554,024
Property, plant and equipment:
Land	5,236	5,697
Buildings	71,383	64,609
Equipment	382,429	370,179
	459,048	440,485
Accumulated depreciation	(296,480)	(281,845)
Net property, plant and equipment	162,568	158,640
Intangible assets, net of amortization:
Patents, licenses and software	20,221	23,640
Distribution network	16,490	19,428
Customer lists, trademarks and tradenames	54,912	60,605
Goodwill	189,767	196,256
	281,390	299,929
Investments	15,197	12,056
Deferred income taxes	8,333	22,874
Other assets	14,058	23,303
Total assets	$1,064,981	$1,070,826

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$51,658	$50,793
Accrued payroll	32,611	30,511
Accrued expenses	24,145	13,059
Accrued severance	3,798	790
Accrued income taxes	10,621	9,045
Current portion of accrued post-retirement benefits	-	11,768
Current portion of long-term debt	87,000	88,500
Total current liabilities	209,833	204,466
Long-term debt, less current portion	84,474	106,658
Deferred income taxes	8,014	11,076
Accrued post-retirement benefits	5,653	5,147
Other long-term liabilities	12,809	15,814
Total equity	744,198	727,665
Total liabilities and equity	$1,064,981	$1,070,826

Common shares issued and outstanding of 22,420,785 and 22,585,529 at January 2, 2016 and December 27, 2014, respectively.

LITTELFUSE, INC.

Consolidated Statements of Comprehensive Income

(In thousands of USD, except per share data)

	For the Three Months Ended		For the Twelve Months Ended

	January 2, 2016	December 27, 2014	January 2, 2016	December 27, 2014
	(Unaudited)		(Unaudited)
Net sales	$220,020	$206,620	$867,864	$851,995

Cost of sales	137,314	131,061	537,365	527,567

Gross profit	82,706	75,559	330,499	324,428

Selling, general and administrative expenses	41,595	37,829	153,714	146,975
Research and development expenses	8,578	8,289	30,802	31,122
Pension settlement (income) expense	(266)	-	29,928	-
Amortization of intangibles	2,945	3,050	11,898	12,501
	52,852	49,168	226,342	190,598

Operating income	29,854	26,391	104,157	133,830

Interest expense	1,070	1,167	4,091	4,903
Foreign exchange loss (gain)	259	1,903	(1,465)	3,925
Other (income) expense, net	(1,659)	(1,751)	(5,417)	(6,644)

Income before income taxes	30,184	25,072	106,948	131,646
Income taxes	7,721	5,561	24,482	32,228

Net income	$22,463	$19,511	$82,466	$99,418

Net income per share:
Basic	$1.00	$0.86	$3.65	$4.41
Diluted	$1.00	$0.86	$3.63	$4.37

Weighted average shares and equivalent shares outstanding:
Basic	22,403	22,563	22,565	22,543
Diluted	22,564	22,729	22,719	22,727

Comprehensive income	$12,025	$19,511	$57,921	$57,875

LITTELFUSE, INC.

Consolidated Statements of Cash Flows

(In thousands of USD)

	For the Twelve Months Ended
	January 2, 2016	December 27, 2014
	(Unaudited)
OPERATING ACTIVITIES:
Net income	$82,466	$99,418
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	29,701	29,374
Amortization of intangibles	11,977	12,501
Impairment of assets	-	293
Provision for bad debts	164	130
Non-cash inventory charge (1)	-	2,769
Stock-based compensation	10,266	9,069
Excess tax benefit on stock-based compensation	(1,891)	(2,843)
Net loss on pension settlement, net of tax	19,308	-
Loss on sale of assets	1,253	1,042
Deferred income taxes	11,479	(4,488)
Changes in operating assets and liabilities:
Accounts receivable	(14,377)	(13,062)
Inventories	(3,577)	(2,258)
Accounts payable	2,573	17,281
Accrued expenses (including post retirement)	6,482	(1,577)
Accrued payroll and severance	5,883	2,360
Accrued taxes	(1,043)	(549)
Prepaid expenses and other	5,162	3,681
Net cash provided by operating activities	165,826	153,141

INVESTING ACTIVITIES:
Acquisition of businesses, net of cash acquired	(4,558)	(56,368)
Purchase of short-term investments	-	(4,331)
Purchase of investments	(3,500)	-
Proceeds from maturities of short-term investments	-	6,770
Decrease (increase) in entrusted loan receivable	7,811	(17,908)
Purchases of property, plant and equipment	(44,019)	(32,281)
Proceeds from sale of assets	102	125
Net cash used in investing activities	(44,164)	(103,993)

FINANCING ACTIVITIES:
Proceeds from debt	49,000	97,500
Payments of term debt	(8,750)	(5,000)
Payments of revolving credit facility	(55,500)	(135,000)
Proceeds from entrusted loan	-	17,908
Payments of entrusted loan	(7,811)	-
Proceeds from exercise of stock options	9,150	14,061
Debt issuance costs paid	(42)	(107)
Cash dividends paid	(24,341)	(21,175)
Purchases of common stock	(31,252)	(14,283)
Excess tax benefit on share-based compensation	1,891	2,843
Net cash used in financing activities	(67,655)	(43,253)

Effect of exchange rate changes on cash and cash equivalents	(22,792)	(13,516)

Increase (decrease) in cash and cash equivalents	31,215	(7,621)
Cash and cash equivalents at beginning of period	297,571	305,192
Cash and cash equivalents at end of period	$328,786	$297,571

(1) Purchase accounting adjustment related to acquisitions.

LITTELFUSE, INC.

Supplemental Financial Information

(in millions of USD except per share amounts)

GAAP EPS Reconciliation
	Q1-15		Q2-15	Q3-15	Q4-15	YTD-15	Q1-14	Q2-14	Q3-14	Q4-14	YTD-14
GAAP diluted EPS	$0.88		$1.26	$0.50	$1.00	$3.63	$1.12	$1.08	$1.32	$0.86	$4.37
EPS impact of special items (below)	0.20		0.07	0.93	0.21	1.42	0.04	0.18	0.03	0.16	0.41
Adjusted diluted EPS	$1.08		$1.33	$1.43	$1.21	$5.05	$1.16	$1.26	$1.35	$1.02	$4.78
Year-over-year adjusted EPS growth	(7%	)	6%	6%	19%	6%

Special Items (income)/expense

Reed switch manufacturing transfer costs	$1.0		$0.9	$1.2	$2.1	$5.2	$-	$-	$-	$-	$-
Restructuring	1.2		1.7	0.9	(0.1)	3.6	-	2.0	1.1	2.2	5.3
Impairment charges	-		-	-	-	-	-	-	-	0.3	0.3
Acquisition expenses	0.2		0.2	0.3	4.0	4.6	-	0.2	-	0.3	0.5
U.S. pension wind-up and settlement costs	0.7		0.7	30.8	(0.3)	31.9	-	-	-	-	-
Purchase accounting adjustment	-		-	-	-	-	1.4	1.4	-	-	2.8
Other	-		-	0.1	(0.3)	(0.2)	-	-	-	-	-
Adjustment to operating income	3.0		3.4	33.4	5.4	45.2	1.4	3.5	1.1	2.8	8.9
Foreign exchange loss/(gain)	3.1		(1.3)	(3.5)	0.3	(1.5)	(0.3)	2.4	(0.1)	1.9	3.9
Adjustment to pre-tax income	$6.1		$2.1	$29.8	$5.7	$43.8	$1.2	$6.0	$1.0	$4.7	$12.8

Total EPS impact	$0.20		$0.07	$0.93	$0.21	$1.42	$0.04	$0.18	$0.03	$0.16	$0.41

Operating margin / EBITDA reconciliation
	Q1-15	Q2-15	Q3-15	Q4-14	YTD-15	Q1-14	Q2-14	Q3-14	Q4-14	YTD-14

Net sales	$210.3	$222.0	$215.5	$220.0	$867.9	$206.9	$220.9	$217.6	$206.6	$852.0

GAAP operating income	$29.5	$36.2	$8.6	$29.9	$104.2	$33.6	$33.7	$40.1	$26.4	$133.8
GAAP operating margin	14.0%	16.3%	4.0%	13.6%	12.0%	16.2%	15.3%	18.4%	12.8%	15.7%

Add back special operating items	3.0	3.4	33.4	5.4	45.2	1.4	3.5	1.1	2.8	8.9
Adjusted operating income	$32.5	$39.6	$42.0	$35.3	$149.4	$35.0	$37.2	$41.3	$29.2	$142.7
Adjusted operating margin	15.5%	17.8%	19.5%	16.0%	17.2%	16.9%	16.8%	19.0%	14.1%	16.7%

Add back amortization	3.1	2.9	3.0	3.0	11.9	3.2	3.1	3.2	3.1	12.6
Add back depreciation	7.4	7.4	7.4	7.5	29.7	7.0	7.5	7.3	7.6	29.3
Adjusted EBITDA	$43.0	$49.9	$52.4	$45.8	$191.0	$45.2	$47.8	$51.8	$39.9	$184.6
Adjusted EBITDA margin	20.4%	22.5%	24.3%	20.8%	22.0%	21.8%	21.6%	23.8%	19.3%	21.7%
Year-over-year adjusted EBITDA growth	(5% )	4%	1%	15%	3%

Note: Totals will not always foot due to rounding